UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 7, 2015 (August 3, 2015)

ENDO INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36326	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.01 and 3.02. Completion of Acquisition or Disposition of Assets; Unregistered Sales of Equity Securities.

On August 4, 2015, Endo International plc (“Endo”) announced the completion of the previously announced sale of its American Medical Systems’ Men’s Health and Prostate Health businesses to Boston Scientific Corporation (“Boston Scientific”), pursuant to the terms of the Purchase Agreement, dated as of March 2, 2015, among Endo Health Solutions, Inc., a wholly-owned indirect subsidiary of Endo, American Medical Systems Holdings, Inc., a wholly-owned indirect subsidiary of Endo (“AMSHI”), and Boston Scientific. The total purchase price for the sale consists of up to $1.6 billion, subject to customary adjustments for net working capital and net debt. At closing, Boston Scientific paid approximately $1.6 billion in cash (after giving effect to net working capital and net debt purchase price adjustments) to Endo. As previously announced, Endo is also eligible to receive a potential milestone payment of $50 million in cash conditioned on the achievement of a certain product revenue milestones in the Men’s Health and Prostate Health businesses during calendar year 2016.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 10.239 to Endo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which is incorporated herein by reference.

A copy of the press release announcing the completion of the transaction is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, on August 3, 2015, Boston Scientific paid $60.0 million in exchange for 60,000 shares of Series B Non-Voting Senior Preferred Stock issued by AMSHI, pursuant to the terms of a Purchase Agreement, dated as of August 3, 2015, among Endo Pharmaceuticals Inc., an indirect subsidiary of Endo, AMSHI and Boston Scientific (the “Preferred Stock Purchase Agreement”). The sale of the Series B Non-Voting Senior Preferred Stock was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act. The preferred stock entitles the holder to dividends payable quarterly at an initial annual rate of 7.25%, which will increase by 0.25% each year on January 1, from 2018 until the rate equals 11.50%. While the preferred stock remains outstanding, AMSHI will be subject to certain affirmative and negative covenants, including an obligation to maintain assets in excess of the liquidation preference of the preferred stock, and restrictions on the sale of assets and the incurrence of certain indebtedness. The preferred stock matures and becomes mandatorily redeemable in 2035.

See Item 9.01 (b) for unaudited pro forma condensed combined financial information of Endo related to the disposition.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of Endo, which reflects the disposition described in Item 2.01, is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

(d)	Exhibits

Exhibit Number	Description

2.1	Purchase Agreement, dated as of March 2, 2015, by and among American Medical Systems Holdings, Inc., Endo Health Solutions Inc., and Boston Scientific, is incorporated herein by reference to Exhibit 10.239 to Endo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

99.1	Press Release of Endo dated August 4, 2015, announcing Endo’s completion of its divestiture of American Medical Systems’ Men’s and Prostate Health Businesses to Boston Scientific.

99.2	Unaudited pro forma condensed combined financial information of Endo International plc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC
(Registrant)

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer

Dated: August 7, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Purchase Agreement, dated as of March 2, 2015, by and among American Medical Systems Holdings, Inc., Endo Health Solutions Inc., and Boston Scientific, is incorporated herein by reference to Exhibit 10.239 to Endo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

99.1	Press Release of Endo dated August 4, 2015, announcing Endo’s completion of its divestiture of American Medical Systems’ Men’s and Prostate Health Businesses to Boston Scientific.

99.2	Unaudited pro forma condensed combined financial information of Endo International plc.